SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            Form 8-K

        Current Report Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) November 10, 2000

                 CALIFORNIA SOFTWARE CORPORATION
      (Exact name of registrant a specified in its charter)

       Nevada              001-155769            88-0408446
  (State or other       (Commission File        (IRS Employer
    jurisdiction            Number)          Identification No.)
 of incorporation)

      2485 McCabe Way, 2nd Floor, Irvine, California 92614
      (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code  (949) 553-8900

     2901 South Pullman Street, Santa Ana, California 92705
  (Former name or former address, if changed since last report)


ITEM 5.   OTHER EVENTS

      California Software Corporation announced that it has terminated merger discussions with Unicomp, Inc. and that it has filed a lawsuit in Orange County, California, claiming fraudulent misrepresentation and other causes of action against Unicomp, Inc., its CEO Steve Hafer, and its investment banker, Shelly Singhal.
      California Software Corporation's lawsuit demands, among other things, that title to the Unibol U.S. entity immediately be conveyed to the acquirer and that damages be paid in an unspecified amount for losses incurred by California Software Corporation.




                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2000


CALIFORNIA SOFTWARE CORPORATION


By:/s/  Larry  Jagiello,  Chief Financial Officer